                                                                    EXHIBIT 23.5

CONSENT OF ARTHUR ANDERSEN

As independent public accountants, we hereby consent to the inclusion in this Registration Statement on Form S-4 of PPL Energy Supply, LLC of our report dated June 22, 2001 relating to our audit of the consolidated financial statements of SIUK plc and subsidiaries. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Arthur Andersen

ARTHUR ANDERSEN
Bristol, England

December 7, 2001